AMENDED AND RESTATED

BY-LAWS

OF

MEASUREMENT SPECIALTIES, INC.

as of June 24, 2008

1. OFFICES

1.1 REGISTERED OFFICE AND REGISTERED AGENT

Measurement Specialties, Inc. (the “Corporation”), a New Jersey corporation, shall at all times maintain a registered office in the State of New Jersey and shall have one registered agent whose business office is identical with such registered office.  The registered office of the Corporation and the registered agent of the Corporation at such office may be changed from time to time by the Corporation in the manner specified by law.

1.2 PLACE OF BUSINESS

The principal office of the Corporation shall be at such place within or without the State of New Jersey as the Board may from time to time determine or the business of the Corporation may require.

2. SHAREHOLDERS

2.1 ANNUAL MEETING

The annual meeting of the Shareholders shall be held during the month of September of each year on such date and at such time as may be fixed by the Board of Directors.  At the annual meeting, the Shareholders shall elect a Board of Directors and transact such business as may properly come before the meeting.

2.2 SPECIAL MEETINGS

Special meetings of the Shareholders may be called by the Board or by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board or at the request in writing by Shareholders owning a majority in amount of the shares issued and outstanding.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at a special meeting shall be confined to the purposes stated in the notice.

2.3 PLACE OF MEETINGS

Meetings of Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New Jersey as the Board shall authorize.

2.4 FIXING RECORD DATE

For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of Shareholders.  Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If no record date is fixed, it shall be determined in accordance with the provisions of law.

2.5 NOTICE OF MEETINGS OF SHAREHOLDERS

Written notice of each meeting of Shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting, and, unless it is the annual meeting, shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.  Notice shall be given in any manner permitted by the New Jersey Business Corporation Act to each Shareholder entitled to vote at such meeting, not less than 10 nor more than 60 days before the date of the meeting.  If action is proposed to be taken that might entitle Shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect.  If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the Shareholder at his/her address as it appears on the record of Shareholders, or, if he/she shall have filed with the Secretary a written request that notices to him/her be mailed to some other address, then directed to him/her at such other address.

2.6 WAIVERS

Notice of a meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any Shareholder at a meeting, in person or by proxy, without protesting before the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him/her.

2.7 QUORUM OF SHAREHOLDERS

(a)
The holders of a majority of the shares entitled to vote at a meeting shall constitute a quorum at such meeting of Shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

(b)	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Shareholders.

(c)	The Shareholders present may adjourn the meeting despite the absence of a quorum.

2.8 PROXIES

(a)	Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him/her by proxy.

(b)
Every proxy must be signed by the Shareholder or his/her attorney-in-fact.  No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law.

2.9 QUALIFICATION OF VOTERS

Every Shareholder of record shall be entitled at every meeting of Shareholders to one vote for every share standing in his/her name on the record of Shareholders, unless otherwise provided in the Certificate of Incorporation.

2.10 VOTE OF SHAREHOLDERS

Except as otherwise required by statute or by the Certificate of Incorporation;

(a)	Directors shall be elected by a plurality of the votes cast at a meeting of Shareholders entitled to vote in the election;

(b)	All other corporate action shall be authorized by a majority of the votes cast.

2.11 WRITTEN CONSENT OF SHAREHOLDERS

Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Certificate of Incorporation.

2.12 ADVANCE NOTICE OF NOMINATIONS AND SHAREHOLDER BUSINESS

(a)           Annual Meetings of Shareholders.

(i)
Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any Shareholder of the Corporation who was a Shareholder of record of the Corporation who is entitled to vote at the meeting at the time the notice provided for in this Section 2.12 is received by the Secretary and who complies with the notice procedures set forth in this Section 2.12.

(ii)
For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.12, the Shareholder must have given timely notice thereof in writing to the Secretary and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action.  To be timely, a Shareholder’s notice must be received by the Secretary at the principal office of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the Shareholder must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a Shareholder’s notice as described above.  Such Shareholder’s notice shall set forth:  (A) as to each person whom the Shareholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise, required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a Director if elected; (B) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such Shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) (a) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Shareholder and such beneficial owner, and (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise directly or indirectly owned beneficially by such Shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from Shareholders in support of such proposal or nomination.  The foregoing notice requirements shall be deemed satisfied by a Shareholder if the Shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation, including to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.

(b)
Special Meetings of Shareholders.  Nominations of persons for election to the Board of Directors may be made at a special meeting of Shareholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Shareholder who is a Shareholder of record at the time the notice provided for in this Section 2.12 is received by the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12.  In the event the Corporation calls a special meeting of Shareholders for the purpose of electing one or more Directors to the Board of Directors, any such Shareholder entitled to vote in such election of Directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholder’s notice required by paragraph (a)(ii) of this Section 2.12 is delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the

120th day prior to such special meeting, and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a Shareholder’s notice as described above.

(c)	General.

(i)
Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible at an annual or special meeting of Shareholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (including whether the Shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such Shareholder’s nominee or proposal in compliance with such Shareholder’s representation as required by clause (a)(ii)(C) of this Section 2.12) and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.12, if the Shareholder (or a designated representative of the Shareholder) does not appear at the annual or special meeting of Shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)
For purposes of this Section 2.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)
Notwithstanding the foregoing provisions of this Section 2.12, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12.  Nothing in this Section 2.12 shall be deemed to affect any rights (A) of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any class or series of preferred stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

3. DIRECTORS

3.1 BOARD OF DIRECTORS

The business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least 18 years of age and none of whom need be a Shareholder.

3.2 NUMBER OF DIRECTORS

The Corporation shall have at least five (5) and not more than nine (9) Directors.  The number of Directors shall be fixed by the Board.

3.3 ELECTION AND TERM OF DIRECTORS

(a)	Except as otherwise provided, Directors shall hold office for terms of three (3) years or until their successors are elected and qualify.

(b)	Directors shall be divided into three (3) groups, to be known as Group A, Group B, and Group C. The number of Directors in each Group shall be as nearly equal as possible.

(c)
Commencing with the 1997 annual meeting, there shall be three (3) Directors in Group A, two (2) Directors in Group B, and two (2) Directors in Group C.  Group A Directors shall be elected for an initial term of three (3) years and until their successors are elected and qualify; Group B Directors shall be elected for an initial term of two (2) years and until their successors are elected and qualify; and Group C Directors shall be elected for an initial term on one (1) year and until their successors are elected and qualify.  After the initial terms set forth in this subsection, Directors shall be elected for terms of three (3) years and until their successors are elected and qualified.

3.4 VACANCIES AND NEWLY CREATED DIRECTORSHIPS

Any directorship not filled at an annual meeting, and any vacancy that occurs in the Board as a result of resignation, death, increase in the number of Directors, or otherwise, may be filled by the affirmative vote of a majority of the remaining Directors.  Directors elected by the Board to fill vacancies that occur other than as a result of an increase in the number of Directors shall hold office until the next annual meeting of Shareholders or until their successors shall have been elected and qualified, or until their prior resignation or removal.  Directors elected to fill vacancies that occur for any other reason shall hold office until the expiration of the term of the Director being replaced or until their successors shall have been elected and qualified, or until his/her prior resignation or removal.

3.5 REMOVAL OF DIRECTORS

One or more, or all, of the Directors may be removed by vote of the Shareholders or by a vote of the Board.

3.6 RESIGNATION

A Director may resign at any time by giving written notice to the Board, the Chair or the Secretary of the Corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.7 QUORUM OF DIRECTORS

A majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business.

3.8 ACTION OF THE BOARD

Unless otherwise required by law, the vote of a majority of the Directors present shall be the act of the Board.  Each Director present shall have one vote regardless of the number of shares, if any, that he/she may hold.

3.9 PLACE AND TIME OF BOARD MEETINGS

The Board may hold its meetings at the office of the Corporation or at such other places, either within or without the State of New Jersey, as it may from time to time determine.

(a)
Where appropriate communication facilities are reasonably available, any or all Directors shall have the right to participate in all or any part of a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

(b)
Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board, or any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent to such action in writing and the written consents are filed with the minutes of the proceedings of the Board.

3.10 REGULAR ANNUAL MEETING

A regular annual meeting of the Board shall be held immediately following the annual meeting of Shareholders at the place of such annual meeting of Shareholders.

3.11 NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT

(a)
Regular and special meetings of the Board shall be held upon notice to the Directors and may be called by the Chair upon three days’ notice to each Director either personally, by mail, by facsimile, electronic mail or other electronic transmission or by overnight courier; special meetings shall be called by the Chair or by the Secretary in a like manner on written request of any two Directors.  Notice of a meeting need not be given to any Director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him/her.

(b)
A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice of the adjournment shall be given all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

3.12 CHAIR

At the regular annual meeting of the Board, the Directors shall elect one of its members to serve as its Chair until the next annual meeting and thereafter until his/her successor has been elected and qualified, or until his/her prior resignation or removal.  The Chair shall preside at all meetings of the Board and shall have such duties and powers as may be determined by resolution of the Board not inconsistent with these By-laws.

3.13 EXECUTIVE AND OTHER COMMITTEES

(a)
The Board shall designate from among its members an Audit Committee, a Compensation Committee and a Nominating Committee.  It may also designate an Executive Committee and such other committees as it shall deem necessary and appropriate.  All committees shall consist of three or more Directors.  All such committees shall serve at the pleasure of the Board.

(b)
Regular and special meetings of any Committee established pursuant to this Section 3.13 may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-laws for regular and special meetings of the Board of Directors.

(c)
A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

3.14 COMPENSATION

The Board may by resolution authorize a fixed sum and expenses for attendance at regular or special meetings of the Board and for attendance at committee meetings.  Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

3.15 RECUSAL FROM VOTING

(a)
In addition to any matters upon which Directors are required by the Certificate of Incorporation to recuse themselves from voting, Directors who are employees of the Corporation shall not vote on matters involving their own salary, bonuses and other compensation, nor shall they vote on employment or severance contracts for themselves.

(b)
Directors who are employees of the Corporation shall not be required to recuse themselves from voting on matters involving fringe benefits of general applicability to employees of the Corporation, such as health care insurance, retirement programs, and other employee benefit plans.

4. OFFICERS

4.1 OFFICES, ELECTION, TERM

(a)
The Board shall elect a President, a Secretary and a Treasurer.  It may also elect one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as it may determine, who shall have such duties, powers and functions as are provided in these By-laws and as may be determined by resolution of the Board not inconsistent with the By-laws.

(b)
All officers shall be elected to hold office for such term as shall be designated by the Board and thereafter until their successors have been elected and qualified or until their prior resignation or removal.

4.2 REMOVAL, RESIGNATION, SALARY, ETC.

(a)	Any officer elected or appointed by the Board may be removed by the Board with or without cause.

(b)	In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

(c)
One person may hold any two or more offices, except that no person shall simultaneously hold the offices of President and Secretary.  If all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of the offices of the Corporation.

(d)	The salaries and other compensation of all officers shall be fixed by the Board.

4.3 PRESIDENT

The President shall have the right to enter into and execute, in the name of the Corporation, contracts or other instruments authorized, either generally or specifically, by the Board, and shall have such other duties and powers as may be determined by resolution of the Board not inconsistent with the By-laws.  The President shall be subject the authority and supervision of the Chief Executive Officer.

4.4 CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall have charge of, supervision over, and responsibility for, the management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, shall have the right to enter into and execute, in the name of the Corporation, contracts or other instruments that are authorized, either generally or specifically, by the Board, and shall have such other duties and powers as may be determined by resolution of the Board not inconsistent with the By-laws.  Unless otherwise directed by the Board, all other officers shall be subject to his/her authority and supervision.

4.5 VICE-PRESIDENTS

During the absence or disability of the President, the Vice-President, or if there is more than one, the Executive Vice-President, shall have all the powers and functions of the President.  Each Vice-President shall perform such other duties as the Board shall prescribe.

4.6 SECRETARY

The Secretary shall:

(a)	attend all meetings of the Board and of the Shareholders;

(b)	record all votes and minutes of all proceedings in a book to be kept for that purpose.

(c)	give or cause to be given notice of all meetings of Shareholders and of special meetings of the Board;

(d)	keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

(e)
when required, prepare or cause to be prepared and available at each meeting of Shareholders a certified list in alphabetical order of the names of Shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each

(f)	keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner;

(g)	perform such other duties as may be prescribed by the Board.

4.7 ASSISTANT SECRETARIES

During the absence or disability of the Secretary, the Assistant Secretary, or if there is more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

4.8 TREASURER

The Treasurer shall:

(a)	have the custody of the corporate funds and securities;

(b)	keep full and accurate accounts of receipts and disbursements in the corporate books;

(c)	deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board;

(d)	disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements;

(e)
render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation;

(f)	render a full financial report at the annual meeting of the Shareholders if so requested;

(g)	be furnished by all corporate officers and agents at his/her request, with such reports and statements as he/she may require as to all financial transactions of the Corporation;

(h)	perform such other duties as are given to him/her by these By-laws or as from time to time are assigned to him/her by the Board or the President.

4.9 ASSISTANT TREASURER

During the absence or disability of the Treasurer, the Assistant Treasurer, or if there is more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Treasurer.

5. CERTIFICATES FOR SHARES

5.1 CERTIFICATES

The shares of the Corporation may but need not be represented by certificates.  If shares are represented by certificates, they shall be numbered and entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and the number of shares and shall be signed by the President or a Vice-President and the Treasurer or the Secretary and shall bear the corporate seal.  Alternatively, some or all of the shares of the Corporation may be issued without certificates in which case, the Corporation shall send, or cause to be sent, to the shareholder any information required by law to be sent to the holder of uncertificated shares.

5.2 LOST OR DESTROYED CERTIFICATES

The Board may direct a new certificate or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

5.3 TRANSFERS OF SHARES

(a)
The Board may make rules and regulations concerning the issue, registration and transfer of shares represented by certificates or uncertificated shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto and to cancel the old certificate.  Uncertificated shares shall be assignable or transferable upon proper instructions from the holder of such shares.  Every such transfer shall be entered on the transfer book of the Corporation.  No transfer shall be made within ten days next preceding the annual meeting of Shareholders.

(b)
The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New Jersey.

6. DIVIDENDS

Subject to the provisions of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine.  Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equaling dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

7. CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words “Corporate Seal, New Jersey.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto.  The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

8. EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

9. FISCAL YEAR

The fiscal year shall begin the first day of April of each calendar year and end on the thirty-first day of March of the next calendar year.

10. REFERENCES TO CERTIFICATE OF INCORPORATION

References to the Certificate of Incorporation in these By-laws shall include all amendments thereto or changes thereof unless specifically excepted.

11. AMENDMENT OF BY-LAWS

11.1 The Shareholders, or the Board of Directors without the assent or vote of the Shareholders, shall have the power to adopt, alter, amend or repeal these By-laws.

11.2 If any By-law regulating an impending election of Directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of Shareholders for the election of Directors the by-laws so adopted, amended, or repealed, together with a concise statement of the changes made.

12. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

12.1 In accordance with the authorization contained N.J.S.A. 14A:3-5, the Corporation shall indemnify the Directors, officers and benefit plan fiduciaries of the Corporation and its existing and future subsidiaries (collectively referred to as “Directors and Officers”) to the fullest extent permitted by law.  This indemnification shall apply to actions and events that occurred before the effective date of this Article and shall survive future modifications.

12.2 If a claim is made against Directors and/or officers, the Corporation shall pay the legal fees and expenses in defending such claim.  No Director or Officer shall be under an obligation to reimburse the Corporation for legal fees or expenses advanced unless there is a finding by a court of competent jurisdiction after exhaustion of all rights of appeal, that:

(a)	the Director or officer failed to act in good faith or acted in a manner that he/she knew or should reasonable have known was opposed to the best interests of the Corporation; or

(b)	with respect to any criminal proceeding, the Director or officer had reasonable cause to believe his/her conduct was unlawful.

12.3 If the Corporation fails to advance the legal fees and costs of Director or officer, the Corporation shall reimburse such Director or officer, not only for the legal fees and expenses in defending himself/herself, but also for the legal fees and expenses incurred in successfully prosecuting the claim against the Corporation for reimbursement.